SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 27, 2009 (the “Effective Date”), is entered into by and among VESTIN REALTY MORTGAGE II, INC., a Maryland corporation (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor trustee to The Bank of New York Trust Company, National Association (the “Trustee”), and, solely as to the provisions of Article II, TABERNA PREFERRED FUNDING VIII, LTD. (“TPF VIII”), TABERNA PREFERRED FUNDING IX, LTD. (“TPF IX”) and VESTIN II CAPITAL TRUST I (“Vestin Capital”).

RECITALS

WHEREAS, reference is made to the Junior Subordinated Indenture, dated as of June 22, 2007, as amended by the First Supplemental Indenture dated as of February 3, 2009 (as so amended, and as amended by this Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee.  Capitalized terms used herein and not defined herein shall have the meanings given to such terms under the Indenture.

WHEREAS, the parties hereto desire to, among other things, amend the Indenture as of the Effective Date upon the terms and conditions set forth herein to, among other things:  (a) delete all provisions added by the First Supplemental Indenture relating to the Letter of Credit, including (i) deleting the definitions of “Eligible Institution” and “Letter of Credit” from Section 1.1 of the Indenture, (ii) deleting the Event of Default relating to the Letter of Credit and (iii) deleting Section 10.12 of the Indenture which set forth the covenant regarding the Letter of Credit, and (b) adding a provision in Section 3.1(a) of the Indenture that requires the Company to pay modification payments with respect to the Securities.

WHEREAS, the Holders have agreed to waive all defaults and Events of Default under Section 10.9 of the Indenture for the period commencing as of December 31, 2008 and continuing through the fiscal quarter ending June 30, 2009.

WHEREAS, the execution and delivery by the Company of this Supplemental Indenture has been duly authorized by all requisite company action and all other action required to make this Supplemental Indenture a valid and binding instrument has been duly taken and performed.

NOW, THEREFORE, in consideration of the foregoing, the Trustee and the Company are entering into this Supplemental Indenture pursuant to Section 9.2 of the Indenture as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.                                Additions and Deletions of Definitions.  Section 1.1 of the Indenture is amended as follows:

(a)           by deleting the defined terms “Eligible Institution” and “Letter of Credit”

(b)           by adding a defined term “Modification Payment” which shall read in its entirety as follows:

“Modification Payment” has the meaning specified in Section 3.1(a)(ii).

Section 2.                                Addition of Requirement to Pay Modification Payment.  Section 3.1 of the Indenture is amended and restated to read in its entirety as follows:

“SECTION 3.1                                Payment of Principal, Interest and Fees.

(a)           (i)           The unpaid principal amount of the Securities shall bear interest at a fixed rate equal to 8.75% per annum through the interest payment date in July 2012 and thereafter at a variable rate of LIBOR plus 3.50% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and any overdue principal, premium, if any, or Additional Tax Sums and any overdue installment of interest shall bear Additional Interest at the rate equal to a fixed rate equal to 8.75% per annum through the interest payment date in July 2012 and thereafter at a variable rate of LIBOR plus 3.50% per annum compounded quarterly from the dates such amounts are due until they are paid or funds for the payment thereof are made available for payment.  The Company may, at its option, prepay the principal amount of the Securities in whole at any time or in part from time to time without any prepayment penalties in accordance with the redemption provisions of Article XI.

(ii)           Commencing as of April 30, 2009 and so long as any of the Securities are outstanding, the Company shall pay a fee of $250,000 per annum payable quarterly in the amount of $62,500 on each Interest Payment Date (the “Modification Payment”), which shall be paid to the applicable Holders pro rata for the benefit of the holders of the Preferred Securities based on the amount of Preferred Securities owned by such holders.  Any overdue Modification Payment shall bear Additional Interest at a fixed rate equal to 8.75% per annum through the interest payment date in July 2012 and thereafter at a variable rate of LIBOR plus 3.50% per annum compounded quarterly from the dates such amounts are due until they are paid or funds for the payment thereof are made available for payment.

(b)           Interest, Additional Interest and the Modification Payment, on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except that interest, any Additional Interest and any Modification Payment payable on the Stated Maturity (or any date of principal repayment upon early maturity) of the principal of a Security or on a Redemption Date shall be paid to the Person to whom principal is paid.  The initial payment of interest on any Security that is issued between a Regular

Record Date and the related Interest Payment Date shall be payable as provided in such Security.

(c)           Any interest or Modification Payment on any Security that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (i) or (ii) below:

(i)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  At least thirty (30) days prior to the date of the proposed payment, the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security at the address of such Holder as it appears in the Securities Register not less than ten (10) days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date; or

(ii)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed, traded or quoted and, upon such notice as may be required by such exchange or automated quotation system (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

(d)           Payments of interest on the Securities shall include interest accrued to but excluding the respective Interest Payment Dates.  During the Fixed Rate Period, the amount of interest payable shall be computed on the basis of a 360-day year of twelve 30-day months and the amount payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.  Upon expiration of the Fixed Rate Period, the amount of interest payable for any interest payment period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period.  The amount of the Modification Fee payable for any period less than a full calendar quarter shall be computed on the basis of a 360-day year of twelve 30-day months.

(e)           Payment of principal of, premium, if any, interest and Modification Payments on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal, premium, if any, interest and Modification Payments due at the Maturity of such Securities shall be made at the Place of Payment upon surrender of such Securities to the Paying Agent and payments of interest and Modification Payments shall be made subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register.  Notwithstanding the foregoing, so long as the holder of a Security is the Property Trustee, the payment of the principal of (and premium, if any), interest (including any overdue installment of interest and Additional Tax Sums, if any) and Modification Payments on such Security will be made at such place and to such account as may be designated by the Property Trustee.

(f)           The parties hereto acknowledge and agree that the holders of the Preferred Securities have certain rights to direct the Company to modify the Interest Payment Dates and corresponding Redemption Date and Stated Maturity of the Securities or a portion of the Securities pursuant to the Purchase Agreement.  In the event any such modifications are made to the Securities or a portion of the Securities, appropriate changes to the form of Security set forth in Article II hereof shall be made prior to the issuance and authentication of new or replacement Securities.  Any such modification of the Interest Payment Date and corresponding Redemption Date and Stated Maturity with respect to any Securities or tranche of Securities shall not require or be subject to the consent of the Trustee.

(g)           Subject to the foregoing provisions of this Section 3.1, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to the Modification Payment when due and to interest accrued and unpaid, that were carried by such other Security.”

Section 3.                                Modifications to Events of Default.  Section 5.1 of the Indenture is hereby amended as follows:

(a)           Clause (a) of Section 5.1 of the Indenture is amended and restated to read in its entirety as follows:

“(a)           default in the payment of any interest upon any Security, including any Additional Interest in respect thereof, or any Modification Payment payable, in each case, when it becomes due and payable, and continuance of such default for a period of thirty (30) days; or”

(b)           Clause (e) of Section 5.1 of the Indenture is amended by adding the word “or” at the end thereof.

(c)           Clause (f) of Section 5.1 of the Indenture is amended by replacing the “; or” at the end of clause (f) with “.”; and

(d)           Clause (g) of Section 5.1 of the Indenture is deleted in its entirety.

Section 4.                                Deletion of Provisions Regarding Letters of Credit.  Section 10.12 of the Indenture is hereby deleted in its entirety.

ARTICLE II

WAIVER, CONSENT AND CANCELLATION

Section 1.                                Waiver and Consent.  By execution of this Supplemental Indenture, each of Vestin Capital, as Holder of Preferred Securities with a Liquidation Amount of $3,750,000, TPF VIII, as Holder of Preferred Securities with a Liquidation Amount of $28,125,000, and TPF IX, as Holder of Preferred Securities with a Liquidation Amount of $28,125,000, hereby (a) waives any existing default that may exist or arise under Section 10.9 of the Indenture for the calendar quarters ending December 31, 2008 through and including June 30, 2009, and any such default shall be deemed to have been cured for every purpose under the Indenture and (b) in accordance with Section 9.2 of the Indenture, (i) consents to the Trustee and the Company executing and delivering this Supplemental Indenture, (ii) directs the Trustee to execute and deliver this Supplemental Indenture and (iii) agrees to and does hereby release the Trustee for any action taken or to be taken by the Trustee in connection with its execution and delivery of this Supplemental Indenture and for any liability or responsibility arising in connection herewith.

Section 2.                                   Representations and Warranties.

(a)           TPF VIII and TPF IX each hereby represents and warrants for the benefit of the Company and the trustee that (i) it owns and is the Holder of Preferred Securities with a Liquidation Amount of $28,125,000; (ii) it has the authority to execute and deliver this

Supplemental Indenture and to perform or caused to be performed its obligations under this Article II; and (iii) this Supplemental Indenture has been duly and validly executed and delivered by it pursuant to all necessary action on its part and is legal, valid and binding upon and enforceable against it in accordance with its terms.

(b)           The Company hereby represents and warrants for the benefit of TPF VIII, TPF IX and the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by the Company and is legal, valid and binding upon and enforceable against the Company in accordance with its terms.  The Company hereby represents and warrants for the benefit of the Trustee that the Company owns and is the Holder of Preferred Securities with a Liquidation Amount of $3,750,000.

Section 3.                                   Cancellation.  The Company, TPF VIII and TPF IX each acknowledge and agree that substantially concurrently with the Effective Date, (a) TPF VIII shall transfer Preferred Securities with a Liquidation Amount of $10,000,000 to the Company in exchange for certain other securities, (b) TPF IX shall transfer Preferred Securities with a Liquidation Amount of $10,000,000 to the Company in exchange for certain other securities, and (c) the Company shall direct that the Preferred Securities described in subsections (a) and (b) above, as well as the Preferred Securities with a Liquidation Amount of $3,750,000 owned by the Company, shall be cancelled substantially concurrently with the Effective Date but no later than three (3) Business Days thereafter, such that after such Preferred Securities are cancelled, Preferred Securities with a principal amount of $36,250,000 shall remain outstanding under the Indenture.  No Modification Fees shall be payable at any time or on account of any time period accruing prior to the Effective Date or otherwise to holders of Preferred Securities that are being or to be cancelled as set forth herein.

ARTICLE III

MISCELLANEOUS

Section 1.                                Trustee’s Role.  The Trustee accepts the trust in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture.  The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Section 2.                                No Other Modifications.  Except as hereby expressly modified, the Indenture and the Securities issued thereunder are ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 3.                                Conditions to Effectiveness.  This Supplemental Indenture, including the amendments to the Indenture effected hereby, shall become effective as of the date (the “Effective Date”) only upon the satisfaction of the following conditions:  (i) the delivery of a counterpart of this Supplemental Indenture duly executed by the Company, Vestin Capital, the Trustee and TPF VIII and TPF IX, (ii) the delivery of an Opinion of Counsel relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture, (iii) the delivery of an Officer’s Certificate relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture; (iv) the Company shall have paid the reasonable costs and expenses (including but not limited to legal fees) of the Trustee in connection with this Supplemental Indenture and the closing deliveries contemplated herein.

Section 4.                                Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.  The executed counterparts may be delivered by facsimile transmission or by scanned and emailed transmission, which facsimile or scanned copies shall be deemed original copies with originals to follow via overnight courier.

Section 5.                                Governing Law.  The laws of the State of New York shall govern this Supplemental Indenture without regard to the conflict of law principles thereof (other than Section 5-1401 of the General Obligations Law).

Section 6.                                Interpretation.  In the event of any inconsistency between the terms and provisions of this Supplemental Indenture and the Indenture, the terms and provisions of this Supplemental Indenture shall prevail.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

VESTIN REALTY MORTGAGE II, INC.,
as Company

By:           /s/ Michael Shustek
Name: Michael Shustek
Title: President and Chief Executive Officer

VESTIN II CAPITAL TRUST I

By:           /s/ Michael Shustek
Name: Michael Shustek
Title:  Administrative Trustee

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:          /s/ Bill Marshall
        Name:  Bill Marshall
        Title:  Vice President

TABERNA PREFERRED FUNDING VIII, LTD.

By:           /s/ Alasdair Foster
    Name:  Alasdair Foster
    Title:    Director

TABERNA PREFERRED FUNDING IX, LTD.

By:           /s/ Alasdair Foster
    Name:  Alasdair Foster
    Title:    Director